Exhibit 99.1

VALENCE TECHNOLOGY, INC.


          VALENCE TECHNOLOGY REPORTS SECOND QUARTER FISCAL 2006 RESULTS

         COMPANY GROWS REVENUE BY 89 PERCENT OVER SAME PERIOD LAST YEAR

AUSTIN, TEXAS -- NOVEMBER 8, 2005 -- Valence Technology Inc. (Nasdaq: VLNC), provider of Saphion(R) technology, the industry's first commercially available, safe, large-format lithium-ion rechargeable battery technology, today reported results for the quarter ended September 30, 2005.

Highlights for the second quarter of fiscal year 2006 include the following:

o Record quarterly revenue of $5.5 million, versus $2.9 million in the same quarter of fiscal year 2005 and $3.4 million in first quarter of fiscal 2006.
o Record revenue for large-format battery systems, representing a 168 percent growth over the first quarter of fiscal year 2006.
o Gross margin improvement of 23 percentage points over first quarter of fiscal year 2006.
o Reduced Selling General & Administration (SG&A) expenses by 18 percent versus first quarter of fiscal year 2006.
o Announced new motive customer, Oxygen, makers of electric scooters for commercial and personal use.

"The company remains focused on efficient execution across all business functions, especially those that lead to lower production costs," said Dr. James
R. Akridge, president and chief executive officer of Valence Technology Inc. "A number of changes were made during the second quarter to our processes, products and staff. We expect that the results of these changes will begin to pay off for us over the next few quarters with increased production capacity, improved gross margins and new customer orders."

FINANCIAL RESULTS
Valence Technology reported revenue for the second quarter of fiscal year 2006 of $5.5 million, an increase of 89 percent over second quarter of 2005, which was $2.9 million, and an increase of 62 percent over first quarter of fiscal year 2006, which was $3.4 million. Large-format systems represented 63 percent of total revenue for the second quarter, up 168 percent over first quarter of fiscal year 2006. This marks the second quarter of strong revenue for the company's large-format products. The principal contributor to the growth of the large-format sales resulted from Valence's continued relationship with Segway Inc.

The company reported a net loss available to common stockholders of $8.1 million, or nine cents per basic and diluted share. This compares to a net loss available to common stockholders of $7.2 million, or nine cents per basic and diluted share, in the second quarter of fiscal year 2005, and a net loss of $8.2 million, or nine cents per basic and diluted share, in the first quarter of fiscal year 2006.

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CONFERENCE CALL
The company will discuss its quarterly results during a conference call today at 5:00 P.M. EDT (2:00 P.M. PDT). The broadcast will be hosted on the company's web site: www.valence.com. Participants should allow approximately 15 minutes prior to the call's start time to visit the site and download any streaming media software needed to listen to the internet broadcast. The company will make an online archive of the broadcast and it will remain available on the Valence Technology web site for 30 days following the live call.

ABOUT VALENCE TECHNOLOGY, INC. Valence Technology develops and markets battery systems using its Saphion(R) technology, the industry's first commercially available, safe, large-format Lithium-ion rechargeable battery technology. Valence Technology holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion technology and lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Las Vegas, Nevada, and Suzhou and Shanghai, China. Valence is traded on the Nasdaq Capital Market under the symbol VLNC and can be found on the internet at www.valence.com.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statements that we are positioned to realize better execution, improve gross margins, continue to reduce production costs and expenses, realize a strong year in both customer orders and revenue and our financial guidance. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the impact of our limited financial resources on our ability to execute on our business plan and the need to raise additional debt or equity financing to execute on that plan; our uninterrupted history of quarterly losses; our ability to service our debt, which is substantial in relationship to our assets and equity values; the pledge of all of our assets as security for our existing indebtedness; the rate of customer acceptance and sales of our products; the continuance of our relationship with a few existing customers, which account for a substantial portion of our current and expected sales in the upcoming year; the level and pace of expansion of our manufacturing capabilities; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins in order to achieve break-even cash flow; the level of our selling, general and administrative costs; any impairment in the carrying value of our intangible or other assets; our execution on our business strategy of moving our operations to Asia and our ability to achieve our intended strategic and operating goals; the effects of competition; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended March 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended June 31, 2005, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

MEDIA CONTACT:                              INVESTOR CONTACT:
Lois Paul Partners, LLC                     Valence Technology, Inc.
Daphne Kent                                 investor@valence.com
daphne_kent@lpp.com                         512-527-2921
512-638-5305

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                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)

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

                                                                         September 30, 2005          March 31, 2005
                                                                       -----------------------     -------------------
ASSETS
Current assets:
      Total current assets                                                     $      20,378            $      7,448
                                                                       -----------------------     -------------------
   Total assets                                                                $      23,633            $     10,231
                                                                       -----------------------     -------------------

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
      Total current liabilities                                                $      10,175            $      9,099
                                                                       -----------------------     -------------------
   Total liabilities                                                                  74,703                  56,291
                                                                       -----------------------     -------------------

   Redeemable convertible preferred stock                                              8,603                   8,582
                                                                       -----------------------     -------------------

   Total stockholders' deficit                                                       (59,579)                (54,642)
                                                                       -----------------------     -------------------

   Total liabilities, preferred stock and stockholders' deficit                $      23,633            $     10,231
                                                                       =======================     ===================



                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                    (in thousands, except per share amounts)


                                                           Three Months                      Six Months Ended
                                                           September 30                        September 30
                                                 ---------------------------------    --------------------------------
                                                      2005              2004               2005              2004
                                                 ---------------    --------------    ---------------    -------------
Total revenues
                                                         5,518             2,915              8,923            5,752
Operating loss
                                                        (6,698)           (5,945)           (13,958)         (13,946)
Net loss available to common stockholders
                                                     $  (8,053)        $  (7,170)        $  (16,250)       $ (13,958)
                                                 ===============    ==============    ===============    =============
Net loss per share available to common
stockholders                                         $   (0.09)        $   (0.09)        $    (0.18)       $   (0.21)
                                                 ===============    ==============    ===============    =============


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